H.J. Swart & Company, P.A.
Certified Public Accountants


February 22, 1998

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20559

RE:  OPAL TECHNOLOGIES, INC.

Gentlemen:

     We have acted as the Certifying Accountant for the aforementioned Registrant for the fiscal year ended December 31, 1996. However, we have resigned as the Registrant's Certifying Account for the fiscal year ended December 31, 1997. This firm has been provided with the disclosures required by
Item 304(a)(1) of the Regulation S-K made by the Registrant to the United States Securities and Exchange Commission. Upon review of the disclosures and statements contained in the Form 8-K, this firm agrees with such disclosures and statements made by the Registrant pursuant to Item 304(a)(1) of Regulation S-K and hereby consents to the inclusion of this letter as an exhibit to Form 8-K.


Yours truly,


/s/
H. J. Swartz & Company, P.A.




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